Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Announces Chief Financial Officer Transition

Reaffirms Full-Year 2022 Revenue Guidance

MORRISVILLE, N.C., January 9, 2023 - Syneos Health® (Nasdaq: SYNH), the only fully integrated biopharmaceutical solutions organization, today announced that, effective March 31, 2023, Jason Meggs will transition from his role as Chief Financial Officer to pursue other career opportunities. The Company has retained an executive search firm and commenced a comprehensive search for its next CFO. To facilitate a smooth transition, Mr. Meggs has agreed to serve as a consultant and support the Company’s ongoing transformation initiatives through the end of 2023.

“Jason has been an integral member of the Executive Leadership Team over the past five years, and, on behalf of the entire Company, I would like to thank him for his many contributions to Syneos Health,” said Michelle Keefe, CEO of Syneos Health. “I believe our balance sheet, strategy, and integrated expertise position us well to manage near-term headwinds while we continue to make investments for the Company’s long-term success.”

Mr. Meggs said, “I am grateful for having had the opportunity to work alongside my talented Syneos Health colleagues, and I am proud of our team’s many accomplishments. I am committed to supporting the finance team to ensure a smooth transition.”

Based on preliminary financial results, the Company is reaffirming its estimated full year 2022 revenue guidance that was previously provided on November 4, 2022. These preliminary financial results are based on the Company’s current estimate of its results for the year ended December 31, 2022, and remain subject to change based on the completion of closing and review procedures and the execution of the Company’s internal control over financial reporting. Mr. Meggs’ planned departure is not a result of any disagreement regarding the Company’s financial statements or disclosures.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization purpose-built to accelerate customer success. We lead with a product development mindset, strategically integrating clinical development, medical affairs and commercial capabilities to address modern market realities.

We bring together a talented team of professionals, who work across more than 110 countries, with a deep understanding of patient and physician behaviors and market dynamics. Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients.

Syneos Health supports a diverse, equitable and inclusive culture that cares for colleagues, customers, patients, communities and the environment.

To learn more about how we are Shortening the distance from lab to life®, visit syneoshealth.com or subscribe to our podcast.

Forward Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the Company’s succession plan for the CFO role, Mr. Meggs’ anticipated departure and consulting service, and the Company’s anticipated financial results for the full year 2022. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: the need to hire, develop, and retain key personnel; the impact of unfavorable economic conditions, including the uncertain international economic environment; the completion of closing and review procedures and the execution of the Company’s internal control of financial reporting; and other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company’s website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact:	Press/Media Contact:
Ronnie Speight	Gary Gatyas
Senior Vice President, Investor Relations	Executive Director, External Communications
+1 919 745 2745	+1 908 763 3428
Investor.Relations@syneoshealth.com	gary.gatyas@syneoshealth.com